Exhibit 99



Form 3 Joint Filer Information


Name:					Vertex Management Pte Ltd

Address:				77 Science Park Drive
#02-15 Cintech III
Singapore Science Park
Singapore 118256


Designated Filer:			Vertex Venture Holdings Ltd

Issuer & Ticker Symbol:		Versant Corporation (VSNT)

Date of Event
Requiring Statement:			October 16, 1998

Signature:				By:  /s/ Chua Joo Hock
					Title: Director